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                                  EXHIBIT 5.1
                                  -----------

                           TESTA, HURWITZ & THIBEAULT
                                ATTORNEYS AT LAW

                         EXCHANGE PLACE, 53 STATE STREET

                        BOSTON, MASSACHUSETTS 02109-2809
OFFICE (617)248-7000                                         FAX (617)248-7100
                                August 15, 1994

Teradyne, Inc.
321 Harrison Avenue
Boston, MA  02118

    Re: Registration Statement on Form S-8 Relating
        to the 1979 Employee Stock Purchase Plan and
        the 1991 Employee Stock Option Plan of
        Teradyne, Inc. (the "Company")
        --------------------------------------------

Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of three million four hundred thousand (3,400,000) shares of Common Stock, $0.125 par value, of the Company (the "Shares").

     We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's Restated Articles of Organization, as amended, the Company's Amended and Restates By-laws, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdictions other than the Commonwealth of Massachusetts and the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the 1979 Employee Stock Purchase Plan and the 1991 Employee Stock Option Plan (the "Plans") will be, upon receipt of the consideration provided for in the Plans, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plans.

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     We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.

                                  Very truly yours,


                                  TESTA, HURWITZ & THIBEAULT